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Exhibit 10.35


                              SILVER DINER, INC.
                          STOCK OPTION PLAN AGREEMENT

A Stock Option award is hereby granted by Silver Diner, Inc., a Delaware corporation ("Company"), to the Key Employee named below ("Optionee"), for and with respect to common stock of the Company, par value $0.00074 per share ("Common Stock"), subject to the following terms and conditions:

     1. Subject to the provisions set forth herein and the provisions of the Stock Option Plan ("Plan"), the provisions of which are hereby incorporated by reference, and in consideration of the agreements of Optionee herein provided, the Company hereby grants to Optionee a Stock Option to purchase from the Company the number of shares of Common Stock, at the purchase price per share ("Option Exercise Price"), and on the schedule, all as set forth below. Such Stock Option is sometimes referred to herein as the "Award".


Name of Optionee:          Bob Giaimo

Number of Shares Subject   150,000
to Stock Option:

Option Exercise Price      $ 0.625
Per Share (100% of the
closing price of the
Common Stock on the
date of the grant of
the Stock Option by the
Board of Directors at
the Board of Director's
meeting on December 15,
1998):

Date of Grant:             December 15, 1998

Exercise Schedule:         Optionee has been granted a Stock Option Award to
                           purchase 150,000 shares of Common Stock. The Stock
                           Option Award shall be one-hundred percent (100%) vested on September 15, 2008. Prior to September 15,
                           2008, the Stock Option Award shall be zero percent
                           (0%) vested. Any nonexercised options shall expire on December 14, 2008.

                           The Compensation Committee may establish performance criteria at any time, and from time to time, to allow for the acceleration of vesting for some or all of the Stock Option Award granted hereunder.

     2. The exercise of all or any portion of the Award is conditioned upon the acceptance by Optionee of the terms hereof as evidenced by his execution of this Option Agreement in the space provided therefor at the end hereof and the return of an executed copy to the Secretary of the Company.

     Written notice of an election to exercise any portion of the Award, in a form substantially identical to that attached as an Exhibit hereto and specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or his legal representative, (a) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (b) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the Company's principal executive offices at least three business days prior to the exercise date.
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     3.  Neither Optionee nor any other person entitled to exercise the Stock
Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Common Stock issuable on exercise of the Stock Option, until the date of the issuance of a stock certificate for such Common Stock.

     4. If the Award shall be exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation. If the Award shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Option Agreement shall be delivered by Optionee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

     5. Optionee represents, warrants and agrees that Optionee will acquire and hold the shares purchased on exercise of the Option for his own account for investment and not with the view to the resale or distribution thereof, except for resales or distributions in accordance with applicable securities laws, and that Optionee will not, at any time or times, directly or indirectly, offer, sell, distribute, pledge, or otherwise grant a security interest in or otherwise dispose of or transfer all, any portion of or any interest in, any shares purchased on exercise of the Option (or solicit an offer to buy, take in pledge or otherwise acquire or receive, all or any portion thereof).

     Optionee acknowledges that Optionee has received and reviewed a description of the Common Stock of the Company and a copy of the Plan. Optionee further acknowledges that Optionee has had the opportunity to ask questions of, and receive answer from, the officers and representatives of the Company concerning all material information concerning the Company and the terms and conditions of the transactions in which Optionee is acquiring the Option and may subsequently acquire shares of the Common Stock. Optionee further acknowledges that Optionee understands that the Company may use the proceeds from the exercise of the Option for general corporate purposes.

     6. The grant of the Award hereunder shall not be deemed to give the Optionee the right to be retained in the employ of the Company or to affect the right of the Company to discharge the Optionee at any time.

     7. The Award shall be exercised in accordance with such administrative regulations as the Board shall from time to time adopt.

     8. The Award and this Option Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Maryland, without giving effect to principles of conflict of laws.

                              SILVER DINER, INC., a Delaware corporation


                              By:
                                 _____________________________________________



The undersigned hereby accepts the foregoing Award and the terms and conditions hereof.


                              ________________________________________________
                              Key Employee
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                          PROFIT PERFORMANCE CRITERIA
                                  BOB GIAIMO


 .    The profit performance goal may be achieved in the year 1999 or the year
     2000 if the Company's actual net income from either January 1, 1999 through December 31, 1999 or from January 1, 2000 through December 31, 2000 is a positive number, after adjusting net income for GAAP purposes by eliminating therefrom any preopening expenses attributable to new stores opened in the applicable year (1999 or 2000) and exclusive of the income and expenses of all new stores for the first six months of each new store's operation. Profitability shall be determined by the Compensation Committee, and shall be adjusted to reflect changes in accounting principles (e.g. depreciable life of assets) or other nonoperating effects such as write-offs of fixed assets. In addition, the preopening budgets of each new store must be met.

 .    If the profit performance goals are achieved, the Stock Option shall become
     100% vested immediately and exercisable as to the 150,000 shares.

 .    If the Company's actual net income from both January 1, 1999 through
     December 31, 1999 and January 1, 2000 through December 31, 2000 is a negative number, after making the appropriate adjustments outlined in the above paragraph, the Stock Option Award's vesting schedule shall not be accelerated and the Stock Option Award shall become 100% percent vested on September 15, 2008.